Exhibit 10.31

Ryman Hospitality Properties, Inc. (the “Company”)

Summary of Director and Executive Officer Compensation

I.

Director Compensation. Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. The following table sets forth current rates of cash compensation for the Company’s non-employee directors.

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Retainer	2022
Board retainer	$65,000
Lead Non-Management Director retainer	$30,000
Audit chair retainer	$25,000
Human Resources chair retainer	$20,000
Nominating and Corporate Governance chair retainer	$15,000
Audit member retainer	$10,000
Human Resources member retainer	$10,000
Nominating member retainer	$7,500

Non-employee directors may elect payment in cash or may defer this portion of their compensation and receive restricted stock units pursuant to the Company’s 2016 Omnibus Incentive Plan with a value equal to the fees, based on the fair market value of the Company’s common stock on the date of issuance. Such restricted stock units will be deferred until a specified date or the end of the director’s service on the Board of Directors. All directors are reimbursed for expenses incurred in attending meetings.

In addition, as of the date of our board meeting following our annual meeting of stockholders, each non-employee director will receive an annual grant of restricted stock units having a dollar value of $120,000, based on the fair market value of the Company’s common stock on the date of grant. The restricted stock units vest fully on the first anniversary of the date of grant, pursuant to the Company’s 2016 Omnibus Incentive Plan, unless deferred by the director until either a specified date or the end of the director’s service on the Board of Directors. Directors will not receive fees for attending meetings.

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The following table sets forth the 2022 annual base salaries and the fiscal 2021 short-term incentive compensation provided to the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the three other most highly compensated executive officers to be named in the Company’s proxy statement to be filed in connection with the 2022 annual meeting of stockholders (the “Named Executive Officers” or the “NEOs”).

	2022 Salary	Fiscal 2021 Bonus Amount
Colin Reed	$1,100,000	$3,300,000
Mark Fioravanti	$750,000	$1,525,390
Patrick Chaffin	$550,000	$966,081
Scott Lynn	$424,360	$813,540
Jennifer Hutcheson	$450,000	$518,632

Certain performance-based restricted stock unit awards under the Company’s 2016 Omnibus Incentive Plan with respect to performance periods ended December 31, 2021 will vest on March 15, 2022, as will be reflected in Form 4 filings to be made with the SEC.

The following table sets forth the fiscal 2022 cash incentive compensation targets as a percentage of 2022 base salary set for the NEOs:

	Threshold	Target	Maximum
Colin V. Reed	75%	150%	300%
Mark Fioravanti	75%	150%	300%
Patrick Chaffin	50%	100%	200%
Scott Lynn	50%	100%	200%
Jennifer Hutcheson	62.5%	125%	250%

The fiscal 2022 short-term cash incentive compensation will be determined based upon the achievement of a combination of certain financial goals and designated strategic objectives, and, if earned, will be paid pursuant to the Company’s cash incentive compensation program under the Company’s 2016 Omnibus Incentive Plan.

On February 24, 2022, as part of an annual grant to designated management-level employees, including the NEOs, the NEOs received the following long-term incentive awards pursuant to the Company’s stockholder-approved equity incentive plans:

●	Awards of time-based vesting restricted stock units, as listed in the table below, vesting ratably over four years beginning on March 15, 2023 (the “Time-Based RSUs”). The form of Time-Based RSU agreement is filed as Exhibit 10.35 to this Annual Report on Form 10-K and is incorporated herein by this reference.
●	Awards of performance-vesting restricted stock units for the 2022-2024 performance period (of which up to 150% will vest on March 15, 2025 based on the achievement of Total Stockholder Return, or TSR, against a designated peer group), pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Performance-Based RSUs”). The form of Performance-Based RSU agreement is filed as Exhibit 10.36 to this Annual Report on Form 10-K and is incorporated herein by this reference.

The long-term incentive awards to each NEO were as follows:

	Time-Based RSUs	Performance-Based RSUs
Colin V. Reed	18,707	22,334
Mark Fioravanti	8,503	10,152
Patrick Chaffin	3,118	3,722
Scott Lynn	2,406	2,872
Jennifer Hutcheson	3,827	4,568

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III.

Additional Information. The foregoing information is summary in nature. Additional information regarding the compensation of directors and named executive officers may be provided in the Company’s filings with the SEC, including the proxy statement to be filed in connection with the 2022 annual meeting of stockholders.